COMPUDYNE CORPORATION






                             7249 National Drive
                             Hanover, MD 21076
                             (410) 712-0275



                             June 18, 2001

Dear CompuDyne Shareholders:

The following pages contain the formal notice of the 2001 Annual Meeting of Shareholders and the Proxy Statement.
Please be sure to complete, date, sign and return the enclosed proxy card promptly to ensure that your shares will be voted.

Enclosed is CompuDyne's Annual Report for the year ended December 31, 2000. This report describes in detail the Corporation's operations and results for the past year.

You are invited to attend CompuDyne's Annual Meeting to be held
Wednesday, July 18, 2001 at 11:00 a.m.(EST) at the Best Western Hotel, 6755 Dorsey Road, Dorsey, Maryland 21075 in the Dorsey Banquet Room.

                             Sincerely,




                             Martin A. Roenigk
                             Chairman
                      COMPUDYNE CORPORATION

          Notice of 2001 Annual Meeting of Shareholders to be held Wednesday, July 18, 2001


The 2001 Annual Meeting of Shareholders of CompuDyne Corporation (the "Corporation") will be held Wednesday, July 18, 2001, at 11:00 A.M. at the Best Western Hotel, 6755 Dorsey Road, Dorsey, Maryland 21075, in the Dorsey Banquet Room, for the following purposes:

    1. To elect a nominee for director to serve until the 2003 Annual Meeting of Shareholders and elect two directors to serve until the 2004 Annual Meeting of Shareholders.
    2. To ratify the appointment by the Board of Directors of the firm of Deloitte & Touche LLP as independent auditors of the Corporation for the fiscal year ending December 31, 2001.
    3. To amend the Corporation's Articles of Incorporation to allow for the redemption of shares, under certain circumstances.
    4. To vote to amend the CompuDyne Corporation 1996 Stock Incentive Plan for Employees.
    5. To transact any other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on June 8, 2001 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. The stock transfer books will not be closed.

The Board of Directors solicits the accompanying proxy of CompuDyne Corporation. Reference is made to the following proxy statement for further information relating to the business to be transacted at the meeting. The Board of Directors urges you to execute and return promptly the enclosed proxy. You are, of course, cordially invited to attend the meeting and to personally vote your shares.

                                  By Order of the Board of Directors



                                  W.C. Rock, Secretary
June 18, 2001

________________________________________________________________________
                            IMPORTANT

To assure your representation at the meeting, please date and execute the enclosed Proxy in accordance with the instructions contained therein and return immediately. A return envelope, which requires no postage if mailed in the United States, is enclosed for that purpose.
________________________________________________________________________

                         COMPUDYNE CORPORATION
                          7249 National Drive
                        Hanover, Maryland 21076

                               -------

                            PROXY STATEMENT

                               -------

                  2001 ANNUAL MEETING OF SHAREHOLDERS

The Board of Directors furnishes this Proxy Statement to shareholders of CompuDyne Corporation, a Nevada corporation ("CompuDyne" or the "Corporation"), in connection with the solicitation of proxies for use at the 2001 Annual Meeting of Shareholders of the Corporation to be held Wednesday, July 18, 2001 at 11:00 A.M. at the Best Western Hotel, 6755 Dorsey Road, Dorsey, Maryland, 21075, in the Dorsey Banquet Room. The approximate date on which this Proxy Statement and the enclosed form of proxy are first to be sent to shareholders is June 18, 2001.

                        SOLICITATION OF PROXIES
                        -----------------------

The expenses of the solicitation of the proxies for the meeting, including the cost of preparing, assembling and mailing the notice and Proxy Statement, proxy and return envelopes, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries in forwarding such documents to beneficial owners, will be paid by the Corporation. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers or regular employees of the Corporation.

The enclosed proxy is revocable anytime before it is exercised. A proxy may be revoked by filing with the Secretary of the Corporation a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the meeting in person and so requests.

            OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS
            -----------------------------------------------

The Board of Directors has fixed June 8, 2001 as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the meeting. On the Record Date, there were 5,069,022 shares of Common Stock, par value $.75 per share ("Common Stock") of the Corporation outstanding and eligible to vote on all corporate issues.

The presence in person or by proxy of a majority of the issued and outstanding shares entitled to vote will constitute a quorum for the purpose of conducting the meeting. Abstentions and broker nonvotes are counted as present in determining whether the quorum requirement is satisfied.

The holders of Common Stock of record at the close of business on June 8, 2001 will be entitled to vote on all matters presented at the meeting. Common Stock shareholders will be entitled to one vote for each share of Common Stock held. There will be no cumulative voting for the election of directors. A plurality of the votes cast by all shareholders entitled to vote thereon at a meeting at which a quorum is present is required to elect directors (Proposal No. 1), to ratify the appointment by the Board of Directors of the independent auditors (Proposal No. 2). The affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon at a meeting at which a quorum is present is required to amend the CompuDyne Corporation Articles of Incorporation to allow for the redemption of shares (Proposal No. 3), and to amend the CompuDyne Corporation 1996 Stock Incentive Plan for Employees (the"Plan") (Proposal No. 4) and to act upon any other matter as may properly come before the meeting or any adjournment thereof (Proposal No. 5). Abstentions and broker nonvotes will not be included in the vote total in the election of directors and will not affect the outcome of the vote.
An abstention from voting will have the practical effect of voting against any of the other matters since it is one less vote for approval.


ELECTION OF DIRECTORS (Proposal No. 1)
--------------------------------------

Directors and Nominees
----------------------

Pursuant to the Bylaws of the Corporation, the Board of Directors has fixed the number of directorships at seven. The directors are divided into three classes, each class serving for a term of three years. To the extent practical, one-third of the members of the Board of Directors are elected by the shareholders annually. The Board of Directors nominated Mr. Martin Roenigk and the Corporation's shareholders in 1998 elected him for a term of three years expiring at the 2001 Annual Meeting. The Board of Directors nominated Mr. Alan Markowitz and the Corporation's shareholders in 1998 elected him for a term of three years expiring at the 2001 Annual Meeting.

The Board of Directors has nominated Mr. Wade B. Houk to fill the directorship that became vacant upon the resignation of Miles P. Jennings, Jr. from the Board of Directors for personal financial reasons. Mr. Jennings resignation did not result from any disagreement with the Corporation's management or other members of its Board of Directors. The Board of Directors has nominated Wade B. Houk and recommends that shareholders elect him for a term of two years expiring at the 2003 Annual Meeting of Shareholders.

The Board has nominated and recommends that shareholders elect Martin Roenigk and Alan Markowitz to serve as directors of the Corporation for a term of three years until the 2004 Annual Meeting of Shareholders and until their successors are elected and qualified.

Unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of Martin Roenigk, Alan Markowitz and Wade Houk, who management believes are willing and available to serve the Corporation in such capacities. There is no family relationship between Mr. Roenigk, Mr. Markowitz and Mr. Houk and any director or executive officer of the Corporation.

Information with respect to each person nominated for election as a director and each other person who will continue as a director after the meeting follows.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 1

Age, Principal Occupation or Position,                      Year First
Directorships of Other Publicly Owned Corporations      Elected Director
--------------------------------------------------      ----------------

NOMINEE FOR TERM OF OFFICE TO EXPIRE IN  2003:

Wade B. Houk, 58

Wade B. Houk is the President of Houk and Associates, a criminal justice consulting firm. Mr. Houk is the former Assistant Director and Chief Financial Officer of the FBI and of the Federal Bureau of Prisons.

NOMINEES FOR TERM OF OFFICE TO EXPIRE IN  2004:

Martin A. Roenigk, 58 (1)

Mr. Roenigk was elected Chairman of the Board of Directors,     1995
President and Chief Executive Officer of CompuDyne in
August 1995. He has also served as a Director of Corcap, Inc. (a holding company) since August 1995.
He is the Chairman of CorrLogic, Inc., Fiber SenSys, Inc.,
Norment Security Group, Norshield Corporation,
Quanta Systems Corporation and Sysco Security Systems.







NOMINEES FOR TERM OF OFFICE TO EXPIRE IN  2004:            Year First
(continued)                                             Elected Director
                                                        ----------------

Alan Markowitz, 51  (1)(3)                                    1995

Mr. Markowitz has been a private investor since 1998.
Before that time he served as President of Paragon
Financial Services (financial services) since 1990.


DIRECTORS WHOSE TERM OF OFFICE  EXPIRES  IN 2002:

Age, Principal Occupation or Position,                     Year First
Directorships of Other Publicly Owned Corporations      Elected Director
--------------------------------------------------      ----------------

David W. Clark, Jr.,  64 (2)(3)                               1985

Mr. Clark is a Managing Director of Pryor & Clark
Company, an investment holding company, and has served in such capacity since June 1993. He presently serves as a director of Corcap, Inc. (a holding company), Checkpoint Systems, Inc. (manufacturing) and
SS&C Technologies Corp. (software development).

Philip M. Blackmon,  53                                       1995

Mr. Blackmon was appointed Executive Vice President and Director of CompuDyne in January 1995.
Mr. Blackmon has been employed by Quanta Systems
Corporation ("Quanta"), a subsidiary of CompuDyne, for more than five years, having served as its President since 1992 and its Vice President since 1987.

David M. Jones, 36  (2) (3)                                   1999

Mr. Jones is a Principal of William Blair
Mezzanine Capital Partners III, the General Partner of William Blair Mezzanine Capital Fund I,
William Blair Mezzanine Capital Fund II and William
Blair Mezzanine Capital Fund III (an investment firm), and has served in such capacity since 1993.










DIRECTORS WHOSE TERM OF OFFICE EXPIRES IN 2004:

Millard H. Pryor, Jr., 68 (1)(2)(3)                           1985

Mr. Pryor is a Managing Director of Pryor & Clark
Company, an investment holding company, and has served in such capacity since June 1993. He presently serves as a director of Corcap (a holding company). He also serves as a director of The Hartford Funds (financial services) and Infodata Systems Inc.(computer software).






































___________________________________
(1) A member of the Executive Committee of the Board of Directors.
(2) A member of the Audit Committee of the Board of Directors.
(3) A member of the Compensation and Stock Option Committee of the Board of Directors.


Since August 1995, Messrs. Pryor, Roenigk and Markowitz have served as the Executive Committee of the Board of Directors. That Committee, with certain exceptions, has the powers exercisable by the Board of Directors when it is not in session. Messrs. Pryor, Clark, and Jones have served as the Audit Committee of the Board of Directors. That Committee has the responsibility to review the overall control systems of the Corporation, to advise the Board of Directors with respect to the engagement of independent auditors who are to audit the books and records of the Corporation and to approve the scope of any audit to be conducted. Messrs. Pryor, Clark, Jones and Markowitz have served as the Compensation and Stock Option Committee of the Board of Directors. That Committee has the authority to decide the compensation of officers of the Corporation and to grant restricted stock awards, stock options and stock bonus awards to the employees of the Corporation. The Board of Directors does not have a standing nominating committee.

On February 2, 1996, the Board of Directors adopted the 1996 Stock Option Plan for Non-Employee Directors ("Director Plan"), subject to shareholder approval granted at the 1996 Annual Meeting of Shareholders. The Board of Directors approved an amendment to the Director Plan to increase the number of options granted to each Non-Employee Director subject to shareholder approval granted at the 1998 Annual Meeting of Shareholders. The purpose of the Director Plan is to promote the interests of CompuDyne and its shareholders by encouraging Non-Employee Directors of the Corporation to have a direct and personal stake in the performance of the Corporation's Common Stock. Under the current Director Plan, as amended on May 20, 1998, on each date that a Non-Employee Director of the Corporation is first elected as a director of the Corporation by the shareholders of the Corporation or appointed as a director by the Board of Directors in accordance with the Bylaws of the Corporation and subsequently reelected as a director by the shareholders of the Corporation, such Non-Employee Director will automatically be granted a stock option to purchase 1,000 shares of Common Stock of the Corporation upon the terms and conditions specified in the Director Plan. In addition, on the date of each meeting of the Board of Directors each Non-Employee Director of the Corporation attending such meeting (in person or by telephone) will automatically be granted a stock option to purchase 500 shares of Common Stock of the Corporation in the Director Plan. The maximum number of options that may be granted in any one calendar year to any one Non-Employee Director pursuant to the Director Plan will be options for 4,000 shares of Common Stock. No options will be granted for action taken by the Board of Directors by unanimous written consent. No Non-Employee Director will be entitled to receive any options if the grant of such options would exceed the maximum number of shares that may be delivered under the Director Plan. In addition to the grant of options, commencing with the first quarter of 2000, each Non-Employee Director receives a $1,000 retainer per quarter, payable on the first day of the quarter, and $1,000 for each meeting attended. The directors will continue to be reimbursed for reasonable expenses incurred for attending the meeting.




During 2000, the Board of Directors held three regular meetings, and two telephonic meetings and acted by unanimous written consent on four occasions. The Executive Committee held no meetings and one meeting was held by the Audit Committee. The Compensation and Stock Option Committee held no meetings, but acted by the unanimous written consent of its members on eight occasions. All directors of the Corporation attended at least 80% of the aggregate of the meetings of the Board of Directors and the number of committee meetings on which he served.

EXECUTIVE OFFICERS
------------------

The following table sets forth information with respect to each executive officer of the Corporation who served during 2000. Mr. Roenigk was elected Chairman of the Board of Directors, Chief Executive Officer and President of CompuDyne in August 1995. Mr. Blackmon was appointed Executive Vice President of the Corporation in January 1995. Mr. Rock was appointed Chief Financial Officer of CompuDyne in September of 1996 and Secretary of the Corporation in August of 1998. Prior to that time Mr. Rock had been the CFO of Quanta SecurSystems, Inc. Mr. Robison was appointed President of CorrLogic, Inc. in May of 2001 and of Sysco Security Systems and Fiber SenSys Inc., wholly owned subsidiaries of CompuDyne, in March 2001 He was appointed Chief Executive Officer of Norment Security Group, Inc. (formerly Norment Industries, Inc.) in November 1998 ("Norment"), a wholly owned subsidiary of CompuDyne, Mr. Robison was the President of Quanta SecurSystems Inc., (prior to its merger into Norment Security Group in December 2000) since July 1996. Prior to being appointed President of Quanta SecurSystems,
Mr. Robison served as President of Shorrock Electronic Systems, Inc. (which changed its name to Quanta SecurSystems) since May 1990.
Mr. Lucynski was appointed President of Norment Security Group, Inc. ("Norment"), a wholly owned subsidiary of CompuDyne, in November 1998. Prior to that time he served as Executive Vice President and Vice President Construction Operations of Norment since 1996 and 1991, respectively.

Name                  Age                 Position
----                  ----                --------

Martin A. Roenigk      58       Chairman, President, Chief Executive
                                Officer: CompuDyne Corporation,
                                Chairman : Norment Security Group, Inc.,
                                Norshield Corporation, Quanta Systems
                                Corporation,  Sysco Security Systems,
                                CorrLogic, Inc.,Fiber SenSys, Inc.

Philip M. Blackmon     53       Executive Vice President: CompuDyne
                                Corporation
                                President and Chief Executive Officer:
                                Quanta Systems Corporation




W. C. Rock             52       Chief Financial Officer, Secretary:
                                CompuDyne Corporation
                                Secretary, Treasurer: Sysco Security
                                Systems, Fiber SenSys, Inc.
                                Treasurer: Norment Security Group,
                                Norshield Corporation
                                Secretary: CorrLogic, Inc.

J. Kevin Robison       51       Chief Executive Officer: Norment
                                Security Group, Inc.
                                President : CorrLogic, Inc.,
                                Sysco Security Systems,
                                Fiber SenSys, Inc.

Jon R. Lucynski        53       President:  Norment Security
                                Group, Inc.




EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT
-------------------------------------------------------------

The following table sets forth the total annual compensation of the Corporation's Chairman, President and Chief Executive Officer and its executive officers whose salary and bonuses exceeded $100,000 in 2000 ("Named Executive Officers"):






























                        SUMMARY COMPENSATION TABLE
                        --------------------------
                                                 Long Term Compensation
                                               ------------------------
                   Annual Compensation          Awards               Payout
                   -------------------          ------               ------

Name and
Principal Position Year  Salary Bonus   Restricted   Securities    All Other
                           ($)    ($)  Stock Awards  Underlying  Compensation
                                           ($)       Options/SARs    ($) (2)
                                                       (#) (1)
============================================================================

Martin A. Roenigk  2000 215,000 135,000     0             0          21,830
Chairman, President
and CEO
                   1999 200,000 100,000     0             0          19,016

                   1998 153,906  50,000     0             0           4,827


Philip M. Blackmon 2000 130,000  30,000    (3)            0          11,626
 (2)(3)
Executive
Vice President     1999 109,990  35,000    (3)            0          10,745

President:
Quanta Systems     1998 117,790  25,000    (3)            0           2,945



J. Kevin Robison   2000 204,250 120,000     0             0          11,660
 (1)(4)
CEO-Norment Security
Group, Inc.        1999 190,000 100,000     0             0           4,515

President: Sysco,
Fiber SenSys       1998 130,417  40,000     0           35,000        4,246



W.C. Rock (1)(2)   2000 118,250  34,500     0             0           6,823

CFO, Secretary     1999 110,000  30,000     0             0           5,027

                   1998  85,000  21,000     0           10,000        3,789






Jon R. Lucynski    2000 198,000 190,000     0             0          18,231
(1) (2) (4) (5)

President:
Norment Security
Group, Inc.        1999 180,000 115,000     0           30,000        9,481

                   1998 139,809  63,603     0           45,000        3,236


-----------------------------
(1) In September 1998, Mr. Robison and Mr. Rock were awarded incentive stock options to purchase 35,000 and 10,000 shares respectively of the Corporation's Common Stock for $2.50 per share in accordance with the terms and conditions of the Corporation's 1996 Stock Incentive Compensation Plan for Employees. Such options will be fully exercisable in 2003 and will expire on September 22, 2008. In November 1998,
    Mr. Lucynski was awarded an incentive stock option to purchase 45,000 shares, of the Corporation's Common Stock for $4.31 per share in
    accordance with the terms and    conditions of the Corporation's 1996
    Stock Incentive Compensation Plan for Employees. Such options will be fully exercisable in 2003 and will expire on November 29, 2008. In May of 1999 Mr. Lucynski was awarded an incentive stock option to purchase 30,000 shares, of the Corporation's Common Stock for $7.38 per share in accordance with the terms and conditions of the Corporation's 1996 Stock Incentive Compensation Plan for Employees. Such options will be fully exercisable in 2004 and will expire on May 3, 2009.

(2) Matching contributions made by CompuDyne in CompuDyne's 401(k) Retirement Savings Plan and Employee Stock Purchase Plan, may also include contributions from the CompuDyne Retirement Plan for Employees of Norment, car allowances and life insurance.

(3) On November 12, 1992, the CompuDyne Board of Directors authorized the sale of 100,000 shares of CompuDyne Common Stock to Philip M. Blackmon at a price of $.40 per share, the fair market value at such time. Under a Stock Purchase Agreement, dated August 1, 1993, entered into pursuant to such authorization, Mr. Blackmon purchased 25% of such shares on each of August 1, 1993, 1994, 1995 and 1996 at $.40 per share by giving CompuDyne five-year non-recourse promissory notes in the amount of $10,000 each, collateralized by the stock and bearing interest at 2% per annum over the rate designated by the First National Bank of Maryland as its prime commercial rate. On May 1, 1998, the Board of Directors, by unanimous consent, approved an amendment to the Stock Purchase Agreement extending the maturity date to seven years from the original agreement date. In addition, the payment provisions of the Agreement were changed to allow the obligor to make payment of principal and interest either in cash or by the tender to the Company of that number of shares of CompuDyne Common Stock equal to the result obtained by dividing the total amount of principal and interest due by the fair market value of the stock. Mr. Blackmon exercised his right to tender shares of CompuDyne Common Stock as payment of the promissory notes. Mr. Blackmon surrendered 6,483 shares in fulfilment of his obligation. On April 9, 2001, CompuDyne repurchased 50,675 shares at fair market value from non-qualified options exercised by Philip Blackmon. The Company agreed to the repurchase of the shares in an effort to accommodate Mr. Blackmon's need to generate funds for the taxes on the exercise of the non-qualified options.

    As of December 31, 2000, the fair market value of the original 100,000 shares issued was $700,000 based upon CompuDyne Common Stock as reported on the NASDAQ.

    On December 14, 1995, Mr. Blackmon was awarded a Restricted Stock Award in accordance with the terms and conditions as set forth in a Restricted Stock Award Agreement under the CompuDyne Corporation 1986 Stock Incentive Compensation Plan under which Mr. Blackmon received 10,250 shares of CompuDyne Common Stock at a fair market value on the date of grant of $1.625 per share, or an aggregate fair market value of $16,656 on date of grant and aggregate fair market value of $71,750 at December 31, 2000. Mr. Blackmon, as the holder of shares issued under the Stock Purchase Agreement and Restricted Stock Award Agreement, is entitled to vote and to receive any dividends paid on the CompuDyne Common Stock.

(4) In December 1998, the Board of Directors, in accordance with the provisions of the CompuDyne Corporation 1986 Stock Incentive Compensation Plan Benefit Plan (the "1986 Plan) and the CompuDyne Corporation 1996 Stock Incentive Compensation Plan for Employees (the "1996 Plan"), granted the Compensation Committee more flexibility to determine the disposition of options, including the length of the exercise period and the vesting schedule, held by employees after such employees' retirement or termination of employment. In December 1998, the Compensation Committee approved the amendment of the Stock Option Agreements under the 1986 Plan and the 1996 Plan for Mr. Robison and Mr. Lucynski to extend the option exercise period and vesting schedule upon a change of control in the Corporation or its subsidiaries. In the event of a change in control, the employees' options will be fully exercisable immediately, and any unexercised portion of the option will terminate at the close of business on the day six months following the date on which the optionee ceases to be an employee or upon the expiration of the term of the option, whichever shall first occur.

(5) Mr. Lucynski was elected President of Norment in November 1998. Norment was acquired by CompuDyne on November 30, 1998. All compensation reported in the table for Mr. Lucynski reflect monies paid by Norment and CompuDyne for the 12-month period ended December 1998. CompuDyne's portion in 1998 of the salary paid in December 1998 was $17,239 and the 401(k) contribution was $310.









      Option Exercises and Year End Option Values in the Last Fiscal Year



                     Shares Acquired           Value Realized
Name                 On Exercise (#)                ($)
-----                ---------------           --------------



Martin A. Roenigk


Kevin J. Robison         24,000*                  152,880*


Jon R. Lucynski


William C. Rock




               Number of Unexercised                Value of Unexercised
                   Options (#)                   In the Money Options ($)(1)

           Exercisable       Unexercisable  Exercisable        Unexercisable
           -----------       -------------  -----------        -------------

Roenigk     200,000                 0         1,100,000    /          0

Robison      14,000              21,000          63,000    /       94,500
              8,000*              8,000*         43,000*   /       43,000*

Lucynski      9,000              27,000          24,210    /       72,630

Rock          4,000               6,000          18,000    /       27,000
             16,000               4,000          86,000    /       21,500



      (1) The difference between the exercise price of the options ($1.50 per share for Mr. Roenigk, $1.625 and $2.50 for Mr. Robison and Mr. Rock and $4.31 for Mr. Lucynski. The fair market value of CompuDyne Common Stock at December 31, 2000 of $7.00 per share).








BENEFICIAL OWNERSHIP OF COMMON STOCK

As of June 8, 2001, there were 5,069,022 shares of CompuDyne Common Stock issued and outstanding.

The following table sets forth, as of June 8, 2001, the amount and nature of the beneficial ownership of CompuDyne Common Stock by each person who is known by CompuDyne to hold of record or beneficially more than 5% of any class of voting securities of CompuDyne and by each director, nominee, executive officer and by all directors, nominees and executive officers as a group.

                            Amount and
                            Nature of            Title
                            Beneficial             of         Percentage of
Name and Address (1)        Ownership            Class         Class Owned
--------------------        ----------          ------        -------------

William Blair Mezzanine
 Capital Fund II
 222 West Adams  Street
 Chicago, Illinois 60606    1,374,431 (2)        Common Stock       27.1 %

Martin A. Roenigk           1,900,747 (1)(3)     Common Stock       37.5 %

Alan Markowitz                567,715 (1)(4)     Common Stock       11.2 %

J. Kevin Robison               61,908 (1)(4)(5)  Common Stock        1.2 %

Jon R. Lucynski                53,482 (1)(4)(5)  Common Stock        1.0 %

Philip Blackmon                53,092 (1)(6)     Common Stock        1.0 %

William C. Rock                26,392 (1)(4)     Common Stock          *

David W. Clark, Jr.            22,966 (1)(4)     Common Stock          *

Millard H. Pryor, Jr.          20,217 (1)(4)     Common Stock          *

Wade B. Houk                      100            Common Stock          *

David M. Jones                   None (2)

All Directors Nominees
and Executive Officers
as a group (10 persons)     2,706,619            Common Stock       53.4 %

  * less than 1%


______________________________________

(1) The address of each person listed in the table above, excluding William Blair Mezzanine Capital Fund II, LLP and David Jones, is CompuDyne Corporation, 7249 National Drive, Hanover, Maryland 21076.
(2) On December 3, 1998, (effective November 30, 1998) CompuDyne acquired Norment and Norshield. In connection with this purchase, CompuDyne issued 1,075,507 shares of unregistered Common Stock, a warrant to purchase 297,924 shares of Common Stock immediately exercisable at $3.25 per share, and a subordinated note in the principal amount of $9,000,000 that matures in 2005 to William Blair Mezzanine Capital Fund II (the "Fund"). The Fund is entitled to have one representative nominated as a member of CompuDyne's Board of Directors until the Fund's $9,000,000 Senior Subordinated Note is repaid in full and the Fund's holdings of Common Stock represent less than 10% of CompuDyne's issued and outstanding Common Stock. David M. Jones is the Fund's nominee to serve on CompuDyne's Board of Directors.
(3) Assumes exercise of non-qualified stock options granted to Mr. Roenigk for 200,000 shares of CompuDyne Common Stock at an exercise price of $1.50 per share. Such options are immediately exercisable and expire on August 21, 2005.
(4) Includes CompuDyne Common Stock held by directors and officers or by certain members of their families (for which the directors and officers have sole or shared voting or investment power) and shares of Common Stock that they have the right to acquire within 60 days of June 8, 2001.
(5) See Note 4 to the Summary Compensation Table under "Executive Compensation and Other Transactions With Management."
(6) On April 9, 2001, CompuDyne repurchased 50,675 shares at fair market value from non-qualified options exercised by Philip Blackmon. The Company agreed to the repurchase of the shares in an effort to accommodate Mr. Blackmon's need to generate funds for the taxes on the exercise of the non-qualified options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
----------------------------------------------

On December 3, 1998 (effective November 30, 1998) CompuDyne entered into and consummated a Stock Purchase Agreement by and between Apogee Enterprises, Inc., ("Apogee") and CompuDyne, to purchase all of the capital stock of Norment Security Group, Inc., Inc., ("Norment") and Norshield Corporation, ("Norshield") from Apogee. Norment and Norshield, headquartered in Montgomery, Alabama, operate a number of separate businesses that collectively are engaged in the design, manufacture, installation and distribution of locks, bullet resistant glass, metal window surrounds, electronic control systems and similar products that are integrated into detention security systems under the names Norment Security Group, Inc., Norshield, SESCO, EMSS, Airteq and Trentech. The consideration paid to Apogee for the stock of Norment and Norshield was $22.5 million. In connection with this acquisition, CompuDyne issued to William Blair Mezzanine Capital Fund II (the "Fund") 1,075,507 unregistered shares of Common Stock, a warrant to purchase 297,924 shares of Common Stock immediately exercisable at $3.25 per share, and a subordinate note in the principal amount of $9,000,000 that
matures in 2005.   In addition, CompuDyne arranged a borrowing facility
with LaSalle National Bank.

In December 1998, the Board of Directors, in accordance with the provision of Section 11(a) of the CompuDyne Corporation 1986 Stock Incentive Compensation Plan (the "1986 Plan") and Section 11(a) of the Plan, granted the Compensation Committee more flexibility to determine the disposition of options, including the length of the exercise period and the vesting schedule, held by employees after such employees' retirement or termination of employment. In December 1998, the Committee approved the amendment of the Stock Option Agreements under the 1986 Plan and the Plan for Mr. Robison and Mr. Lucynski and certain key employees of MicroAssembly to extend the option exercise period and vesting schedule upon a change of control of the Corporation or its subsidiaries. See Note 4 under Summary Compensation Table.

Pursuant to a November 30, 1998 Subordinated Loan and Investment Agreement between CompuDyne and the Fund, and a November 30, 1998 Corporate Governance and Shareholders Agreement between CompuDyne, Martin A. Roenigk and the Fund, in connection with the acquisition of Norment, the Fund is entitled to have one representative nominated as a member of CompuDyne's Board of Directors until the Fund's $9,000,000 Senior Subordinated Note is repaid in full and the Fund's holdings of Common Stock represent less than 10% of the CompuDyne's issued and outstanding Common Stock. Mr. Jones is the Fund's nominee.

On November 30, 1998, the Committee granted options for 45,000 shares of CompuDyne Common Stock to Mr. Lucynski in connection with the acquisition of Norment and Norshield. Such options were issued in accordance with the terms and conditions of the Plan at a price of $4.31 per share.

In 1998, the Corporation issued options to purchase shares of Common Stock to its non-employee directors pursuant to the Director Plan (see "Directors and Nominees" above) at exercise prices ranging from $2.63 to $2.875 per share. In 1999 the Corporation issued options to purchase shares of Common Stock to its non-employee directors pursuant to the Director Plan (see "Directors and Nominees" above) at exercise prices ranging from $5.19 to $8.25 per share. In 2000 the Corporation issued options to purchase shares of Common Stock to its non-employee directors pursuant to the Director Plan (see "Directors and Nominees" above) at exercise prices ranging from $7.719 to $8.813.

On July 11, 1996 and September 23, 1998, the Committee granted options to Mr. Robison to purchase 40,000 shares and 35,000 shares, and to Mr. Rock to purchase 20,000 and 10,000 respectively, of CompuDyne Common Stock in accordance with the terms and conditions of the 1996 Stock Incentive Compensation Plan for Employees (the "Plan") at a price of $1.625 per share and $2.56 per share, respectively, (100% of the fair market value of such shares at the date of grant).

CompuDyne has retained Mr. Wade Houk and Houk Associates as consultants on behalf of the corporation and expects to continue to do so in the future.


EXECUTIVE COMPENSATION: REPORT OF THE COMPENSATION
                        AND STOCK OPTION COMMITTEE

The Committee's Responsibilities: The Compensation and Stock Option Committee of the Board (the "Committee") has responsibility for setting and administering the policies that govern executive and stock compensation. The Committee is composed entirely of outside directors. Reports of the Committee's actions and decisions are presented to the full Board. The purpose of this report is to summarize the philosophical principles, specific program objectives and other factors considered by the Committee in reaching its determinations regarding the executive compensation of the Named Executive Officers.

Compensation Philosophy: The Committee has approved principles for the management compensation program which:

+ Encourage strong financial and operational performance of the Company;

+ Emphasize performance-based compensation, which balances rewards for short-term and long-term results;

+ Focus executives on "beating the competition" through regular comparison of CompuDyne performance relative to peer companies;

+ Link compensation to the interests of shareholders by providing stock incentives and encouraging significant share holdings; and

+ Provide a competitive level of total compensation necessary to attract and retain talented and experienced executives.

The Committee considers stock ownership by management to be an important means of linking management's interests directly to those of shareholders. The amount of stock encouraged to be owned increases with the level of responsibility of each executive, with the Chief Executive Officer expected to own stock with a value at least equal to two times base salary.

Compensation Methodology: CompuDyne strives to provide a comprehensive executive compensation program that is competitive and performance-based in order to attract and retain superior executive talent. Each year the Committee reviews market data and assesses CompuDyne's competitive position for three components of executive compensation: (1) base salary,
(2) annual incentives, and (3) long-term incentives. The Company utilizes publicly available compensation surveys in security industry and general industry publications to assist in bench marking the competitiveness of its compensation programs. Because the Committee believes that the Company's direct competition for executive talent is broader than the companies that are included in the Performance Peer Group established for purposes of comparing shareholder returns (see Stock Performance Graph on page 13 for more information), these surveys may include companies in the Performance Peer Group as well as others in the security industry and in general industry groupings of comparable size and profitability. The compensation survey data typically reflects adjustments for each company's relative revenue, profitability, asset base, employee population and capitalization along with the scope of managerial responsibility and reporting relationships.

Components of Compensation:

    + BASE SALARY: Annual base salary is designed to compensate executives for their level of responsibility and sustained individual performance. The Committee approves in advance all salary increases for executive officers. The goal is to compensate executives within the upper mid-level of the range of base salaries paid by companies in the security industry and in comparable companies.

    + ANNUAL INCENTIVES: Annual incentive awards for the Named Executive Officers are provided in order to promote the achievement of CompuDyne's business objectives. Each year the Committee considers the Company's prior year's performance against objectives, as well as its expectations for CompuDyne in the upcoming year. Bearing in mind these considerations, the Committee sets certain Company performance criteria or goals which must be met before payments are made. Additionally, individual performance goals may be established for each participant. Participants receive no payments unless minimum thresholds of performance are achieved. Payments may range from 0% to 200% of the guideline annual incentive, with payments increasing as performance improves.

The Committee establishes a fixed percentage of annual salary or a dollar amount as an executive's guideline annual incentive opportunity, based partly on comparative survey data on annual incentives paid in the security industry and other companies similar to the executive's business. The guideline amount increases with the level of responsibility of the executive. Annual incentive awards for 2000 were based on meeting objectives for one or more of three principal measurements:

      - Earnings Before Interest, Taxes and Corporate Allocation ("Contribution") at the business unit level;
      -     Earnings Per Share ("EPS") at the corporate level; and
      - For 2000 and beyond, a setting of objectives for individual senior managers and senior management as a group.

For 2000 CompuDyne achieved the target award level.   As a result, the
annual incentive approved by the Committee for each Named Executive Officer was 100% of the guideline incentive opportunity. The Bonus column of the Summary Compensation Table on page 6 contains the annual incentive earned for 2000 for each of the Named Executive Officers.

+ LONG-TERM INCENTIVE COMPENSATION: The Committee reviews and approves all long-term incentive awards. In 2000 these awards were in the form of stock options. These awards provide compensation to executives only if shareholder value increases. In determining the number of stock options awarded, the Committee reviewed surveys of similar awards made to individuals in comparable positions at other companies and the executive's past performance. They also consider the number of long-term incentive awards previously granted to the executive.

       - Stock Options: Options have an exercise price equal to the fair market value of common stock on the date of grant and typically vest over a period of five years. They are partially exercisable after one year, and extend for ten years.

Chief Executive Officer Compensation: The Committee directors meet annually, in private, to review Mr. Roenigk's performance. The Committee uses this performance evaluation in considering Mr. Roenigk's compensation. The Chief Executive Officer participates in the same programs and receives compensation based on the same factors as the other executive officers. However, Mr. Roenigk's overall compensation reflects a greater degree of policy and decision-making authority and a higher level of responsibility with respect to the strategic direction and financial and operational results of the Company. The Chief Executive Officer's compensation components are:

+ BASE SALARY: As a result of CompuDyne's growth in size and profitability and complexity in 2000, Mr. Roenigk received a raise of $15,000 in 2001.
+ ANNUAL INCENTIVE: Annual incentive compensation for Mr. Roenigk is based upon relative attainment of the annual performance goals for the Company, and on Mr. Roenigk's individual objectives as determined by the Committee. Based on these criteria, Mr. Roenigk was awarded $135,000 representing 100% of his guideline incentive for performance in 2000.
+ LONG-TERM INCENTIVE AWARD: Mr. Roenigk did not receive any stock option awards in 2000.

Omnibus Budget Reconciliation Act of 1993: This Act has had no material impact upon CompuDyne's ability to take a tax deduction for annual compensation in excess of $1 million paid to any of the Named Executive Officers since there has been no annual compensation in excess of $1 million. Therefore, the Committee has determined that it is not necessary to seek shareholder approval to amend any current compensation plan at this time to comply with this Act.

Compensation Committee Interlocks and Insider Participation: There are none.

Respectfully submitted by the members of the Compensation and Stock Option Committee of the Board of Directors:

   Millard Pryor, Chair             David Jones
   Alan Markowitz                   David Clark







PERFORMANCE GRAPH
-----------------






































      * $100 INVESTED ON 12/31/95 IN STOCK OR INDEX - INCLUDING
   REINVESTMENT OF DIVIDENDS. FISCAL YEAR END DECEMBER 31.

CompuDyne's Performance Peer Group is composed of five security companies of various size and represent its competitors. (The Peer Group changed because BI and Printrak were acquired during 2000)

CompuDyne's New Peer Group Includes:   Old Peer Group Includes:
 1. Armor Holdings (AH)                1. Armor Holdings (AH)
 2. Kroll O'Gara (KROG)                2. BI Incorporated (BIAC)
 3. Magal Security Systems (MAGS)      3. Printrak (AFIS)
 4. Sensormatic Electronics (SRM)      4. Sensormatic Electronics (SRM)
 5. Wackenhut Corporation (WAK/B)      5. Wackenhut Corporation (WAK/B)


REPORT OF AUDIT COMMITTEE AND FEES OF INDEPENDENT AUDITORS

Report of Audit Committee

   The Board of Directors of the Company has adopted a charter for the Audit Committee, a copy of which is attached as Exhibit B. The charter charges the Committee with the responsibility for, among other things, reviewing the Company's audited financial statements and the financial reporting process. In carrying out that responsibility, the Committee has reviewed and discussed the Company's audited financial statements with management and it has discussed the matters required to be discussed by Statement of Auditing Standards 61, as amended, with the independent auditors. In addition, the Committee has reviewed the written disclosures required by Independence Standards Board Standard No. 1, which were received from the Company's independent accountants, and has discussed the independent accountants' independence with them. Based on these reviews and discussions, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2000.

Millard H. Pryor, Jr.     David W. Clark, Jr.       David M. Jones

Audit and Audit Related Fees

The aggregate fees billed for professional services rendered by Deloitte & Touche LLP, for the audit of the Company's annual financial statements for the most recent fiscal year and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year were $171 thousand. Non-Audit-related fees for the fiscal year were $27 thousand.

Financial Information Systems Design and Implementation Fees

No professional services were rendered or fees billed by Deloitte & Touche LLP for financial information systems design and implementation for the most recent fiscal year.

  COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors and executive officers, and persons who own more than 10% of the Corporation's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation on Forms 3, 4 and 5. Officers, directors and 10% shareholders are required by SEC regulations to furnish the Corporation with copies of all Forms 3, 4, and 5 they file.

Based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 2000, the Corporation believes all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with.


         RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                           (Proposal No.2)


On March 3, 2001, the Board of Directors approved the appointment of Deloitte & Touche LLP as independent auditors for the Corporation for the year ending December 31, 2001 subject to ratification of such appointment by the shareholders.

Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Deloitte & Touche LLP, independent certified public accountants, to audit the books and accounts of the Corporation for year ending December 31, 2001. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they want to do so, and will be available to respond to appropriate questions.


THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2


             PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION
                             ( Proposal No. 3 )

   The Board of Directors of CompuDyne has proposed and recommended to the stockholders of CompuDyne that the Articles of Incorporation of CompuDyne be amended to include the following additional article:

      ARTICLE 12th: DISTRIBUTIONS. Subject to the terms of these Articles of Incorporation and to the fullest extent permitted by the Nevada Revised Statutes, the Corporation shall be expressly permitted to redeem or repurchase shares of its capital stock, or otherwise make distributions, as that term is defined in Section
   78.191 of the Nevada Revised Statutes, with respect to the shares of its capital stock in all circumstances other than where doing so would cause the Corporation to be unable to pay its debts as they become due in the usual course of business.

   The purpose of adopting this new article is to increase the flexibility of the Board of Directors as to distributions to stockholders with respect to their shares, including without limitation, dividends and payments in redemption of shares.

   Under CompuDyne's present Articles of Incorporation and applicable Nevada statutes, no distribution may be made to stockholders with respect to their shares if, after giving effect to the distribution
(a) the corporation would not be able to pay its debts as they become due in the usual course of business; or (b) except as otherwise specifically allowed by the articles of incorporation, the corporation's total assets would be less than the sum of its total liabilities plus the amount, in the event of dissolution, necessary to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.
   While the Board of Directors would still be subject to their overriding fiduciary duties to the stockholders of CompuDyne and the "business judgment rule," the proposed amendment to the Articles of Incorporation of CompuDyne would afford to the directors the flexibility to make distributions to stockholders of CompuDyne with respect to their shares which they have determined to be in the best interest of CompuDyne even though the liabilities of CompuDyne may technically exceed its assets after giving effect to those distributions. Even if the proposed amendment is adopted, CompuDyne would be prohibited from making distributions to stockholders if the effect of the distributions is to render CompuDyne unable to pay its obligations as they become due in the ordinary course of business.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 3


                          PROPOSAL TO AMEND THE
         1996 STOCK INCENTIVE COMPENSATION PLAN FOR EMPLOYEES
                           (Proposal No. 4)

The Compensation Committee of the Board of Directors responsible for administering the CompuDyne Corporation 1996 Stock Incentive Compensation Plan for Employees (the "Employee Plan") has issued options for 870,770 shares, net of returned options, of CompuDyne Common Stock under the Plan. The Board of Directors recommends that the shareholders approve an amendment to the Employee Plan. The Employee Plan was adopted by the Board of Directors on February 2, 1996 and approved by the shareholders of the Corporation at the 1996 Annual Meeting. The current Employee
Plan limits the number of shares of Common Stock which may be issued or transferred under the Employee Plan upon exercise of options or other rights to 900,000 shares. The proposed amendment to the Plan increases the number of shares of Common Stock which may be issued or transferred under the Plan upon exercise of options or other rights to 1,200,000 shares. In all other respects, the terms and conditions of the Employee Plan would remain in full force and effect. On June 8, 2001, the "Fair Market Value" for CompuDyne (CDCY - NASDAQ) was $8.45 per share, as quoted on the NASDAQ.

The Board has proposed the amendment because it believes that it is in the best interests of the Corporation to continue to have the ability to issue options to its employees under the Employee Plan. The Board believes that employee ownership of CompuDyne shares and options provides incentive for such employees to further the growth and prosperity of CompuDyne.

A copy of the Plan as proposed to be amended is included in this Proxy Statement as Exhibit A.







Vote Required for Approval of the Proposed Amendment


The Employee Plan provides that the approval of a majority of the holders of the Common Stock is required to increase the aggregate number of shares which may be issued in connection with the Employee Plan, Holders of the Corporation's Common Stock are therefore entitled to vote on the proposal. The affirmative vote of at least a majority of the votes that all shareholders are entitled to cast at the meeting is required for approval of the proposed amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 4



                            OTHER MATTERS
                          (Proposal No. 5)

The Board of Directors does not intend to bring any other matter before the meeting, and does not know of any other matter which anyone else proposes to present for action at the meeting. However, if any other matters properly come before such meeting, or any adjournment thereof, the persons named in the accompanying form of proxy or their duly constituted substitutes acting at the meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

               SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

Shareholder proposals for the 2002 Annual Meeting of Shareholders must be received at the principal executive offices of the Corporation, 7249 National Drive, Hanover, Maryland 21076, no later than December 28, 2001 for inclusion in the 2001 Proxy Statement.

Shareholders are requested by the Board of Directors to execute and deliver the enclosed proxy.

                                                   EXHIBIT A

                       COMPUDYNE CORPORATION

              1996 STOCK INCENTIVE COMPENSATION PLAN

                          FOR EMPLOYEES



    1.     PURPOSE

    The purpose of the Plan is to further the growth and prosperity of CompuDyne Corporation and its subsidiaries through payment of incentive compensation in the form of Common Stock to officers and key employees and by encouraging investment in the Company's Common Stock by officers and other key employees who are in a position to contribute materially to the Company's prosperity.

    2.     DEFINITIONS

    Unless the context clearly indicates otherwise, the following terms when used in this Plan, shall have the meanings set forth in this
Section 2.

   "Appreciation" means in connection with an Option or Stock
Appreciation Right the amount by which the Fair Market Value of Common Stock subject to such Option on the day prior to exercise thereof exceeds the option price for such Common Stock determined as set forth in Section 7(b) hereof.

   "Award Period" means for each Restricted Stock Award, the period beginning with the date on which such Award is granted and ending on a date specified by the Committee at the time of the granting of such Award. In no event shall the Award Period be greater than ten (10) years.

   "Board of Directors" or "Board" means the Board of Directors of the Company.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Committee" means the Compensation and Stock Option Committee of the Board of Directors.

   "Common Stock" means the common stock of the Company with a par value of $.75 per share.

   "Company" means CompuDyne Corporation.

   "Fair Market Value" means the average of the high and low sale price for the Common Stock on the date of the Grant, as quoted, on the National Association of Securities Dealers Automated Quotation.

   "Incentive Award" means an Option, a Stock Appreciation Right, a Restricted Stock Award or a combination of them.

   "Incentive Stock Option" means an Option which meets the requirements of Section 422 of the Code.

   "Option" means a regular stock option or Incentive Stock Option granted under this Plan to purchase shares of Common Stock.

   "Plan" means the CompuDyne Corporation 1996 Stock Incentive
Compensation Plan for Employees as amended from time to time.

   "Restricted Stock Award" means the right to receive a specified number of shares of Common Stock in annual installments over a designated Award Period.

   "Stock Appreciation Right" means a right granted by the Committee in connection with or as an amendment to an Option which entitles the holder of the Option to receive the appreciation in value of the stock subject to such Option without payment to the Company.

   "Subsidiary" or "Subsidiaries" means a corporation or other form of business entity more than 50% of the voting interest of which is owned or controlled, directly or indirectly, by the Company.

   3.   SHARES OF COMMON STOCK SUBJECT TO THE PLAN

(Capitalized material is the proposed amendment, bracketed material is the current language in the Plan)

   (a) SUBJECT TO THE PROVISIONS OF PARAGRAPH (c) OF THIS SECTION 3 AND
SECTION 9, THE TOTAL NUMBER OF SHARES OF COMMON STOCK WHICH MAY BE ISSUED OR TRANSFERRED UNDER THIS PLAN UPON EXERCISE OF STOCK OPTIONS, STOCK APPRECIATION RIGHTS AND WHEN AN EMPLOYEE BECOMES ENTITLED TO RECEIVE SHARES OF STOCK UNDER THE TERMS OF A RESTRICTED STOCK AWARD SHALL NOT EXCEED 1,200,000 SHARES.

   [(a) Subject to the provisions of paragraph (c) of this Section 3 and Section 9, the total number of shares of Common Stock which may be issued or transferred under this Plan upon exercise of stock options, Stock Appreciation Rights and when an employee becomes entitled to receive shares of stock under the terms of a Restricted Stock Award shall not exceed 900,000 shares.]

   (b) Shares to be transferred to employees will be made available, at the discretion of the Board of Directors, either from authorized but unissued shares of Common Stock or previously issued shares of the Common Stock reacquired by the Company, including shares purchased in the open market.

   (c) If any share of Common Stock transferable under an Incentive Award is not transferred and ceases to be issuable or transferable because of the lapse, in whole or in part, of such Incentive Award, or, by reason of the provisions of paragraph (b) of Section 6, and paragraphs (d) and (e) of Section 7, or as a result of an employee's election to exercise a Stock Appreciation Right as set forth in paragraph (f) of Section 8, or for any other reason, the shares not so issued or transferred shall no longer be charged against the limitation provided for in paragraph (a) of this Section 3 and may again be used for Incentive Awards.

   4.   ADMINISTRATION OF THE PLAN

   The Plan shall be administered by the Compensation and Stock Option Committee which shall consist of three members who are not eligible to receive Incentive Awards and who have not been eligible, at any time within one year prior to appointment to the Committee, for selection as a person to whom stock may be allocated or to whom Options or Restricted Stock awards may be granted pursuant to the Plan or any other plan of the Company (exclusive of the 1996 Option Plan for Non-Employee Directors) or any of its affiliates entitling the participants therein to acquire stock of the Company or, any of its affiliates. The Committee shall have authority, in its discretion and after receiving the recommendations of the President of the Company, to determine the employees to whom, and the time or times at which Incentive Awards will be granted and the number of shares to be subject to each Incentive Award, and in the case of Options whether or not such Options shall be accompanied by the grant of Stock Appreciation Rights. In making such determinations, the nature of the services rendered by the respective employees, their present and potential contributions to the Company's success and such other factors deemed to be relevant will be taken into account. Subject to the express provisions of the Plan, the Committee shall also have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Incentive Award Agreements (which need not be identical) including the determination of whether Options granted will be designated as Incentive Stock Options and to make all other determinations necessary or advisable for the administration of the Plan. The Committee will hold its meetings at such time and place as it may determine. A majority of its members will constitute a quorum, and all determinations of the Committee shall be made by a majority of its members.


   5.   PARTICIPATION

   (a) Incentive Awards may be granted only to salaried officers or key employees of the Company and its Subsidiaries.

   (b) From time to time the President of the Company will determine and recommend to the Committee employees of the Company and of its Subsidiaries who should be granted Incentive Awards, the type of Incentive Award to be granted, and the number of shares subject to each Incentive Award. The Committee shall approve or disapprove such recommendations.

   (c)  Incentive Awards may be granted in the following forms:

       (i)   A Restricted Stock Award, in accordance with Section 6;

       (ii) An Option, in accordance with Section 7, which may be designated as an Incentive Stock Option as that term is defined in Section 422 of the Internal Revenue Code;

       (iii) An Option, accompanied by a Stock Appreciation Right in accordance with Section 8; or

       (iv)  A combination of the foregoing.


   6.   RESTRICTED STOCK AWARDS

        An Incentive Award in the form of a Restricted Stock Award shall be subject to the following provisions:

       (a) The Restricted Stock Agreement shall specify (i) a number of shares of Common Stock to be transferred to the recipient over the Award Period, and (ii) the times at which portions of those shares shall be transferred to the recipient. Shares may not be transferred before one year after the date of the Award, or later than ten years from such date, excepting, however, that the Committee may waive any part of the one-year period.

       (b) The Restricted Stock Award shall terminate if the holder, with or without cause, shall cease to be an employee of the Company or any of its Subsidiaries and any installments of shares of Common Stock which have not yet become transferable to such holder shall be forfeited upon cessation of employment; provided, however, in the event that an employee's employment shall terminate as a result of death or disability the foregoing provision of this paragraph (b) shall not apply and all shares of stock subject to Restricted Stock Awards shall immediately become vested.

       (c) At the time an installment of shares of Common Stock is transferred to the holder of a Restricted Stock award, an additional payment shall be made to such holder, either in cash or shares of Common Stock as the Committee shall determine in its sole discretion, in an amount equal to the cash dividends which may have been payable to the holder of the Restricted Stock Award in respect to the shares transferred to the holder at the time the Restricted Stock Award was granted.

       (d) Each Restricted Stock Award shall be evidenced by a written instrument containing terms and conditions determined by the Committee, consistent with the terms of the Plan.

 7.   OPTIONS

      An Incentive Award in the form of an Option shall be subject to the following provisions:

       (a) The Option shall specify (i) the number of shares of Common Stock which may be purchased by the recipient over the term of the Option, (ii) the times at which portions of such shares may be purchased by the employee, (iii) whether the Option is accompanied by a Stock Appreciation Right and, if so, the terms and conditions of such Stock Appreciation Right as set forth in Section 8 and (iv) whether the Option is an Incentive Stock Option. No Option shall be deemed to be an Incentive Stock Option unless the Committee has so designated such Option and the Option states that it is an Incentive Stock Option.

       (b) The purchase price of each share of Common Stock under each Option will be at least 100% of the Fair Market Value of a share of the Common Stock at the time of grant.

       (c) The Option must provide that it is not transferable and may be exercised solely by the person to whom granted, except as provided in paragraph (e) of this Section 7 in the event of such person's death.

       (d) Unless otherwise determined by the Committee, each Option will be subject to the condition that it may be exercised only if the optionee remains in the employ of the Company and/or a Subsidiary for at least one year after the date of the granting of the Option. An Option may be exercised at the times and in the amounts determined by the Committee. In no event, however, shall an Option or a Stock Appreciation Right relating to such Option be exercisable after ten years from the granting of the Option.

       (e) The Option (and any related Stock Appreciation Right) shall terminate if and when the optionee shall cease to be an employee of the Company and its Subsidiaries, except as follows:

              (i) If an optionee dies while employed by the Company or a Subsidiary, or within thirty (30) days after his/her retirement or the termination of his/her employment where such termination was not for cause, the Option theretofore granted to him/her or any related Stock Appreciation Right may be exercised (for not more than the number of shares for which the optionee might have exercised his/her Option or Stock Appreciation Right at the time of termination of employment) by the beneficiary designated pursuant to paragraph (g) of Section 10 except in the case of an Incentive Stock Option, or in the absence of such designation or if no such beneficiary survives the optionee or if the Option is an Incentive Stock Option, by such person or persons as shall have acquired the optionee's rights under the Option by will or by the laws of descent and distribution, but only within six (6) months from the date of death, and in no event after ten years from the granting of the Option.

              (ii) If an optionee retires or if his/her employment with
                   the Company or a Subsidiary is terminated for any reason (other than by death), such Option or any related Stock Appreciation Right may be exercised
                  (for not more than the number of shares for which the optionee might have exercised his/her Option on the date of his/her retirement or the date on which his/her employment was terminated or such greater number of shares as the Committee may determine) only within thirty (30) days from the date of such retirement or termination of employment or such other period of time as the Committee may determine, but in no event after ten years from the granting of the Option; provided, however, that if an optionee is dismissed for cause, of which the Committee shall be the sole judge, his/her Option and any related Stock Appreciation Right shall expire on the date and time of dismissal. The Committee may determine that, for the purpose of the Plan, an employee who is on a leave of absence will be considered as still in the employ of the Company, provided that an Option shall be exercisable during a leave of absence only as to the number of shares which were exercisable at the commencement of such leave of absence.

   (f) A person electing to exercise an Option will give written notice to the Company of such election and of the number of shares he/she has elected to purchase and the date on which he/she wishes to exercise the Option. Any person exercising an Option shall tender the full purchase price of the shares he/she has elected to purchase on the date specified by him/her for completion of such purchase.

   (g) A person electing to exercise a Stock Appreciation Right in lieu of exercising all or part of an Option will give written notice to the Company of such election, the number of shares subject to the Option which will be taken in the form of Stock Appreciation Rights and whether the payment of the Appreciation will be entirely in Common Stock or partially in Common Stock and partially in cash as provided in Section 8 hereof.

   (h) The Committee shall have the power to add a Stock Appreciation Right to any outstanding Option. Such addition shall be made by amending the outstanding Option to include a Stock Appreciation Right (with the written approval of the holder thereof). Any such amendment shall not be considered the grant of a new Option but shall be deemed to be a continuation of the Option with respect to which such Stock Appreciation Right is granted.

   (i) The Option agreements or Option grants authorized by the Plan may contain such other provisions, consistent with the terms of the Plan, as the Committee shall consider advisable.

   (j) Incentive Stock Options may not be issued to any person who at the time of grant owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries.


8.   STOCK APPRECIATION RIGHTS

     A Stock Appreciation Right may be granted to a key employee in connection with (and only in connection with) any Option granted pursuant to this Plan subject to the following provisions:

     (a) Each Stock Appreciation Right shall relate to a specific Option granted under the Plan and shall be granted to the employee either concurrently with the grant of the Option or at such later time as determined by the Committee.

     (b) The Stock Appreciation Right shall entitle the holder of an Option to surrender the unexercised Option (or a portion thereof) within the period specified for the exercise of such Option and receive in exchange a payment in cash and/or Common Stock of the Company having an aggregate value equal to the amount by which the Fair Market Value of the Common Stock subject to the Option (or portion thereof which is exercised) exceeds the Option price for such Common Stock (referred to as the Appreciation); provided that the holder of the Option shall be entitled to receive no more than 50% of the Appreciation in cash.

     (c) Each Stock Appreciation Right granted hereunder shall be subject to the same terms and conditions as the related Option. It shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses.

     (d) The holder of the Option shall have the sole discretion to elect in each case whether any payment of a Stock Appreciation Right shall be entirely in the form of Common Stock of the Company or partially in Common Stock of the Company and partially in cash provided, however, the holder cannot elect to receive more than 50% of the Appreciation in the form of cash. The number of shares of Common Stock to be received by a holder upon exercise of a Stock Appreciation Right will be determined by dividing the portion of the Appreciation in respect of which he/she has elected to receive Common Stock by the Fair Market Value of the Common Stock on the day preceding the date of exercise of the Stock Appreciation Right. Any remaining Appreciation (not to exceed 50% of the total) will be paid in cash.

     (e) Payments to be made, in whole or in part, in cash upon exercise of Stock Appreciation Rights by any officer of the Company shall be made in accordance with the provisions relating to the exercise of Stock Appreciation Rights of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect at the time of such exercise, or any law, rule, regulation or other provision that may replace such Rule.

     (f) Upon the exercise of a Stock Appreciation Right, the total number of shares subject to the related Option shall automatically be reduced by the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised. Any shares transferred upon exercise of a Stock Appreciation Right shall be charged against the maximum limitation upon the grant of shares of Common Stock set forth in Section 3 of the Plan. Any shares not transferred which are no longer subject to Option due to surrender of the Option or a portion thereof upon exercise of the Stock Appreciation Right shall not be charged against such maximum limitation and shall again be available for grant pursuant to Incentive Awards.

9.   ADJUSTMENT PROVISIONS

     Except as otherwise provided herein, the following provisions shall apply to all Common Stock authorized for issuance, and optioned, granted or awarded under the Plan:

     (a) Stock Dividends, Splits, etc. In the event of a stock dividend, stock split, or other subdivision or combination of the Common Stock, the number of shares of Common Stock authorized under the Plan will be adjusted proportionately. Similarly, in any such event there will be a proportionate adjustment in the number of shares of Common Stock subject to unexercised Options (but without adjustment to the aggregate option price) and in the number of shares of Common Stock then subject to Restricted Stock Awards.

     (b) Merger, Exchange or Reorganization. In the event that the outstanding shares of Common Stock are changed or converted into, exchanged or exchangeable for, a different number or kind of shares or other securities of the Company or of another corporation, by reason of a reorganization, merger, consolidation, reclassification or combination, appropriate adjustment shall be made by the Committee in the number of shares and kind of Common Stock for which Incentive Awards and Stock Payments may be or may have been awarded under the Plan, to the end that the proportionate interests of participants shall be maintained as before the occurrence of such event. However, in the event of any contemplated transaction which the Committee determines to be a change in control of the Company, the Committee, with the approval of a majority of the members of the Board of Directors who are not then participants, may modify any and all outstanding Incentive Awards and Stock Payments so as to accelerate, as a consequence of or in connection with such transaction, the vesting of any employee's right to exercise any Incentive Awards or the unqualified ownership of Common Stock subject to Incentive Awards.

     (c) Adjustments under this Section 9 shall be made by the Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any such adjustments.

10.  GENERAL PROVISIONS

     (a) With respect to any shares of Common Stock issued or transferred under the provisions of this Plan, such shares may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Board of Directors or Committee may direct.

     (b) Nothing in the Plan or in any instrument executed pursuant thereto will confer upon any employee any right to continue in the employ of the Company or a Subsidiary or will affect the right of the Company or of a Subsidiary to terminate the employment of any employee with or without cause.

     (c) No shares of Common Stock will be issued or transferred pursuant to an Incentive Award unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance or transfer, the person acquiring the shares will, if requested by the Company, give written assurances satisfactory to counsel to the Company that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Company or a Subsidiary may consider desirable to assure compliance with all applicable legal requirements.

     (d) No employee (individually or as a member of a group), and no beneficiary or other person claiming under or through him/her, will have any right, title or interest in any shares of Common Stock allocated or reserved for the purposes of the Plan or subject to any Incentive Award except as to such shares of Common Stock, if any, as shall have been issued or transferred to him/her and except as otherwise provided in Section 11 (a).

     (e) In the case of any employee of a Subsidiary, the Committee may direct the Company to issue or transfer the shares covered by the Incentive Award to the Subsidiary for such lawful consideration as the Committee may specify upon the condition that the Subsidiary will transfer the shares to the employee in accordance with the terms of the Incentive Award. Notwithstanding any other provision in this Plan, an Incentive Award may be issued by and in the name of the Subsidiary and shall be considered granted on the date it is approved by the Committee, on the date it is delivered by the Subsidiary, or on such other date between such two dates, as the Committee shall specify.

     (f) The Company or a Subsidiary may make such provisions as it may consider appropriate for the withholding of any taxes which the Company or Subsidiary determines it is required to withhold in connection with any Incentive Award.

     (g) No Incentive Award and no rights under the Plan, contingent or otherwise, shall be assignable, transferable or subject to any encumbrance, pledge or charge of any nature; provided that, under such rules and regulations as the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated in respect to an Incentive Award in the event of the death of the holder of such Incentive Award and provided, also, that if such beneficiary shall be the executor or administrator of the estate of the holder of such Incentive Award, any rights in respect of such Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Incentive Award or, in case of intestacy, under the laws relating to intestacy, and provided further that an Incentive Award may be transferred pursuant to a Qualified Domestic Relations Order, as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

     (h) Nothing in the Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, insurance, stock purchase, incentive compensation or bonus plan.

     (i) The place of administration of the Plan will conclusively be deemed to be within the State of Connecticut and the validity, construction, interpretation and administration of the Plan and any rules and regulations or determinations or decisions made thereunder, will be governed by, and determined exclusively and solely in accordance with, the laws of the State of Connecticut. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan, or any payment or Award made or purportedly made under or in connection therewith, must be commenced and will be governed by the laws of the State of Connecticut, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

     (j) Any Common Stock granted pursuant to a Restricted Stock Award must be held for at least two (2) years from the date of grant, and any Common Stock acquired by exercise of an Option or a Stock Appreciation Right must be held until at least two (2) years has passed from the date of grant of such Option or Stock Appreciation Right.

11.  AMENDMENT, SUSPENSION AND TERMINATION OF PLAN

     (a) The Board of Directors may at any time terminate, suspend or amend the Plan, provided, however, that no such amendment will, without approval of the shareholders of the Company, except as provided in Section 9 hereof, (i) increase the aggregate number of shares which may be issued in connection with Incentive Awards; (ii) change the minimum Option exercise price; (iii) increase the maximum period during which Options may be exercised, or Restricted Stock Awards transferred;
(iv) extend the effective period of this Plan; or (v) materially modify the requirements as to eligibility for participation in the Plan. No such amendment will permit the granting of Incentive Awards to members of the Committee who are not employees.

     (b) The Committee may, with the consent of the person by whom a Restricted Stock Award or an Option is held, modify or change the terms of any Option or Restricted Stock Award in a manner which does not conflict with the provisions of the Plan.





12.   EFFECTIVE DATE AND DURATION OF PLAN

      The effective date of the Plan is February 2, 1996 (subject to approval by the shareholders of the Company on or before February 1,
1997), the date on which the Plan was adopted by the Board of Directors. Any amendment to this Plan will become effective upon approval by the Board of Directors, unless shareholder approval is deemed necessary in which case such amendment shall become effective upon approval by the shareholders. Unless previously terminated by the Board of Directors, this Plan shall terminate at the close of business on February 1, 2006 and no Restricted Stock Award, Option, or Stock Appreciation Right may be granted under it thereafter, but such termination shall not affect any Incentive Award theretofore granted.









             FORM OF AGREEMENT FOR INCENTIVE STOCK OPTIONS

                        STOCK OPTION AGREEMENT
                   (Under the CompuDyne Corporation
         1996 Stock Incentive Compensation Plan for Employees)




    THIS STOCK OPTION AGREEMENT is made and entered into as of the day of, by and between COMPUDYNE CORPORATION, a Nevada corporation, ("CompuDyne") and, (the "Optionee"), under the provisions of the CompuDyne 1996 Stock Incentive Compensation Plan for Employees (the "Plan"). The terms of the Plan are incorporated herein by reference and terms defined in the Plan, when used herein, shall have the meaning given to them in the Plan.

1. GRANT OF STOCK OPTION. Subject to the terms and conditions set forth herein, CompuDyne hereby grants to the Optionee, effective as of the date first above written (the "date of grant"), a regular stock option (the "Option") to purchase from CompuDyne from time to time, up to but not exceeding, an aggregate of shares of the Common Stock, par value $.75 per share, of CompuDyne, to be issued upon the exercise hereof. Upon payment of the Option price therefor, such shares shall be fully paid and nonassessable. [Alternative 1-for non formula vesting schedule: The Option shall be exercisable for a period commencing [one year after the date of grant] [or insert a specific date] and ending ten years from the date of grant.] [Alternative 2-for a formula vesting schedule: The option shall be exercisable in accordance with the following vesting schedule:

       __________ shares are exercisable commencing __________
       __________ shares are exercisable commencing __________
       __________ shares are exercisable commencing __________
       __________ shares are exercisable commencing __________
       __________ shares are exercisable commencing __________


and, in any event, ending ten years from the date of grant.]


     Notwithstanding the foregoing vesting schedule, in the event (i) any person or entity (other than William Blair Mezzanine Capital Fund II, L.L.C. ("Blair") and its successors, assigns and transferees of any rights under a Subordinated Loan and Investment Agreement, dated as of November 30, 1998, between Blair and CompuDyne) or group of persons or entities (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of the outstanding securities (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of CompuDyne having voting rights in the election of directors under normal circumstances, or (ii) Martin Roenigk shall cease to own and control at least 15% of the outstanding voting stock of CompuDyne (a "Change of Control"), the Option shall be exercisable in full immediately upon such Change of Control.

2. TYPE OF OPTION. The Option is intended to be a regular stock option which does not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

3.  OPTION PRICE.  The purchase price of each share subject to the Option
shall be $   , being 100% of the Fair Market Value of the shares subject to the Option on the date of grant.

4. MANNER OF EXERCISE OF OPTION. The Option shall be exercised by delivering to CompuDyne at the place provided in the manner set forth in
Article 6 herein for the giving of notice, a signed statement of exercise specifying (i) the election to exercise the Option, (ii) the number of shares elected to be purchased, and (iii) the date on which he/she wishes to exercise the Option. Such notice shall be accompanied by a cashier's or certified check payable to the order of "CompuDyne Corporation" for an amount equal to the full purchase price of the shares being purchased on the date specified in the notice. Subject to the provisions hereof, promptly after any such exercise of the Option in whole or in part, CompuDyne shall deliver to the Optionee, at CompuDyne's principal office, a certificate or certificates representing the number of shares purchased upon the then exercise of the option, issued in the Optionee's name. Options may also be exercised through E*Trade Securities, Inc. or a personal broker.

5. TERMS AND CONDITIONS OF THE OPTION. The following terms and conditions shall apply to the Option:

    a. Early Termination of Option. The Option shall continue until [date] provided, that if the Optionee shall cease to be a full-time salaried employee of CompuDyne or a Subsidiary thereof, his/her employment being terminated for a reason other than death or disability, any unexercised portion of the Option shall terminate at the close of business on the thirtieth (30th) day following the date on which the Optionee ceases to be such an employee or upon the expiration of the term of the Option, whichever shall first occur, and further provided, that if the Committee determines that the Optionee's termination of employment resulted from his/her willful acts, or failure to act, which were detrimental to CompuDyne, of which the Committee shall be the sole judge ("termination for cause"), the Option shall terminate upon termination of the Optionee's employment.

    Notwithstanding anything contained herein to the contrary, in the event a Change of Control occurs, any unexercised portion of the Option shall terminate at the close of business on the day six months following the date on which the Optionee ceases to be such an employee or upon the expiration of the term of the Option, whichever shall first occur.




    b.  Limitations on Exercise of Option.

        i. Any obligations of CompuDyne to issue the shares as to which the Option is being exercised shall be conditioned upon CompuDyne's ability at nominal expense to issue such shares in compliance with all applicable statues, rules or regulations of any governmental authority and with any regulation of any securities exchange upon which the shares are listed or are to be listed. Prior to its obligation to perform hereunder, CompuDyne may require the Optionee to provide any representations, assurances or agreements which the Committee, in its sole discretion, shall deem necessary or advisable in order that the issuance of such shares shall comply with any such statutes, rules or regulations.

        ii. If, at any time, CompuDyne's Board of Directors shall determine, in its discretion, that the listing, registration or qualifications of the shares subject to the Option upon any securities exchange or under any State or Federal law, or that the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase or issuance of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

    c. Nontransferability. The option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and the option shall be exercisable, during his/her lifetime, only by him/her.

    d. Death or Disability of the Optionee. In the event of the death of the Optionee while in the employ of CompuDyne or a Subsidiary thereof, or within thirty days after termination of his/her employment where such termination is not for cause, as defined in Section 5(a) hereof, his/her option may be exercised within the period of six months succeeding his/her death, but in no event later than ten years from the date of grant, by the person or persons designated in the Optionee's will for that purpose to the extent that the Optionee would have been entitled to exercise his option at the time of his death. If no person or persons are so designated in the Optionee's will or if the Optionee dies intestate, then his/her option may be exercised within said period to the same extent by the legal representative or representatives of the Optionee's estate.

    In the event that the Optionee terminates his/her employment because of disability subsequent to one year from the date of grant of his/her option, such option may be exercised, to the extent it was entitled to be exercised at the date of such termination, within the period of thirty (30) days succeeding such disability but in no event after ten
(10) years from date of grant of the Option, either by the Optionee or by his/her personal representative, as the case may be. For this purpose the Optionee shall be deemed to be disabled if he/she is permanently and totally disabled within the meaning of Section 422(c)(6) of the Code, which, as of the date hereof, means that he/she is unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Optionee shall be considered disabled only if he/she furnishes such proof of disability as the Committee may require.

    e. Shareholder Rights. The Optionee shall not be entitled to any rights as a shareholder with respect to any shares subject to the option prior to the date of issuance to him/her of a stock certificate representing such shares.

6. NOTICES. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed by certified mail or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that unless and until some other address be so designated, all notices or communications to CompuDyne shall be mailed or delivered to CompuDyne Corporation at 7249 National Drive, Hanover, Maryland 21076,
Attention: Secretary and all notices by CompuDyne to the Optionee may be given to the Optionee personally or may be mailed to his/her home address.

7. ADMINISTRATION AND INTERPRETATION. The administration of this Agreement shall be subject to such rules and regulations as the Committee deems necessary or advisable for the administration of the Plan. The determination or the interpretation and construction of any provision of this Agreement by the Committee shall be final and conclusive upon all concerned. This Agreement shall at all times be interpreted and applied in a manner consistent with the provisions of the Plan. In the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

    IN WITNESS WHEREOF, COMPUDYNE CORPORATION, by its officers thereunto duly authorized, and the Optionee have executed and delivered this Stock Option Agreement as of the date first written above.


                        COMPUDYNE CORPORATION

                     By:_______________________
                               Chairman

ATTEST:

____________________________      _________________________
   Secretary                        the "Optionee"








                                                   EXHIBIT B


CompuDyne Corporation Audit Committee Charter

Purpose
RESOLVED, that the Audit Committee shall, through regular or special meetings with management and the Company's independent auditor, provide oversight on matters relating to accounting, financial reporting, internal control, auditing, and regulatory compliance activities and other matters as the Board or the Committee Chairperson deem appropriate.

Composition
RESOLVED, that the Audit Committee shall be appointed by the Board and shall have at least three members. All members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market.

Matters Pertaining to Independent Accountants
RESOLVED, that the Independent Accountants shall have ultimate accountability to the Audit Committee and the Board of Directors.

RESOLVED, that the Audit Committee and the Board of Directors shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Independent Accountants.

RESOLVED, that the Audit Committee (or authorized spokesperson, when appropriate) shall:

       Periodically review information from the Independent Accountants pertaining to the Independent Accounts' independence, discuss such information with the Independent Accountants and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of such independence.

       Review quarterly the results with the Independent Accountants before filing with the Securities and Exchange Commission or authorize the Audit Committee Chairman to conduct such a review.

       Review with the Independent Accountants and management the results of the Independent Accountant's year-end audit.

       Review the Independent Accountant's Annual Report on Internal Controls with the Independent Accountants and management.

       Receive and review required communications from the Independent Accountants.





Matters Pertaining to Filings with Government Agencies:

RESOLVED, that the Audit Committee shall:

       Review with the Independent Accountants and management the Corporation's Form 10-K and, if satisfied, recommend its approval to the Board for filing with the Securities and Exchange
       Commission.

       Review with management the Corporation's proxy statement and related materials, and, if satisfied, recommend their approval to the Board for filing with the Securities and Exchange Commission.

Controls

RESOLVED, that the Audit Committee shall:

       Review with management the adequacy and effectiveness of the Corporation's internal controls.

       Review the Corporation's procedures with respect to appropriateness of significant accounting policies and adequacy of financial controls.

Compliance and Legal Matters

RESOLVED, that the Audit Committee shall:

       Review and monitor the Corporation's Compliance Program.

       Review with the Corporation's General Counsel material litigation and other legal matters as appropriate

Other Matters

RESOLVED, that in order to carry out and effectuate the purposes of the foregoing resolutions, the Audit Committee shall have authority as it deems necessary to confer with the Corporation's
       Independent Accountants and Officers and to conduct or authorize investigations into any matters within the scope of the Committee's responsibilities.

Charter Review

RESOLVED, that the Audit Committee shall reassess the adequacy of its charter annually and recommend any proposed changes to the Board for approval.








                            REVOCABLE PROXY
                         COMPUDYNE CORPORATION

X  PLEASE MARK VOTES AS IN THIS EXAMPLE

This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned holder of Common Stock of COMPUDYNE CORPORATION hereby appoints Millard H. Pryor, Jr. and Philip M. Blackmon, and each of them, proxies to represent the undersigned with full power of substitutionm, as attorneys and proxies for the undersigned to appear and vote all of the shares of Common Stock of CompuDyne Corporation
(the "Company") standing on the books of the Company in the name of the undersigned at the 2001 Annual Meeting of Shareholders of CompuDyne Corporation, to be held at the Best Western Hotel, 6755 Dorsey Road, Dorsey, Maryland 21705, in the Dorsey Banquet Room on July 18, 2001 at 11:00 a.m. and at any adjournment of said Annual Meeting. A majority of said attorneys and proxies as shall be present and voting (or if only one shall be present and voting, then that one) in person or by substitute or substitutes at said meeting or any adjournment thereof, shall have and may exercise all of the powers of said attorneys and proxies hereunder. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement dated June 18, 2001 and instructs its attorneys and proxies to vote as set forth on this Proxy.


1.  ELECTION OF DIRECTOR                 FOR      WITH-HOLD     EXCEPT

    Nominee for two-year term:
    WADE B. HOUK                         ___         ___         ___

    Nominees for three-year term:
    MARTIN A. ROENIGK and
    ALAN MARKOWITZ                       ___         ___         ___

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "Except" and write than nominee's name in the space provided below.


_______________________________________________________________________

                                           FOR      AGAINST      ABSTAIN

2.  Proposal to ratify the appointment
of Deloitte & Touche LLP as independent
auditors of the Company for the fiscal
year ending December 31, 2001              ___        ___          ___


3.  Proposal to amend the Corporation's
Articles of Incorporation to allow for
the redemption of shares, under certain
circumstances.                             ___        ___          ___

4.  To vote to amend the CompuDyne
Corporation 1996 Stock Incentive Plan
for Employees.                             ___        ___          ___

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment thereof.

    The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting or any adjournment thereof and voting in person.

    The shares represented by this Proxy will be voted as specified.
IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED IN FAVOR OF THE SPECIFIED NOMINEE IN PROPOSAL NO. 1, IN FAVOR OF PROPOSALS NO. 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXIES AS TO OTHER MATTERS. HOWEVER, THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND
RETURNED TO THE COMPANY IN ORDER TO HAVE YOUR SHARES VOTES, IF YOU DO NOT RETURN THIS CARD, YOUR SHARES WILL NOT BE REPRESENTED.


Please be sure to sign and date                         Date
this Proxy in the box below                             _____________


______________________________________________________
Shareholder sign above - Co-holder (if any) sign above

-------------------------------------------------------------------------
                   Detach above card, sign date and mail
                     in postage paid envelope provided.

                           COMPUDYNE CORPORATION

Please sign exactly as your name(s) appear(s) on this Proxy. Only one signature is required in the case of a joint account. When signing as attorney, executor, administrator, trustee, guardian, custodian, or the like, give title as such. If the signer is a corporation, sign in the corporate name by a duly authorized officer.

                            PLEASE ACT PROMPTLY
                  SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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